Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-101076 and Registration No. 333-101077 on Form S-8 of Millennium Bankshares Corporation of our report dated March 23, 2006 appearing in this Annual Report on Form 10K of Millennium Bankshares Corporation for the year ended December 31, 2005.

Crowe Chizek and Company LLC

Lexington, Kentucky

March 30, 2006